UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2025

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip Code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.01	OKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 6, 2025, ONEOK, Inc. (“ONEOK”), ONEOK Partners, L.P. (“ONEOK Partners”), ONEOK Partners Intermediate Limited Partnership (“ONEOK Partners Intermediate”), Magellan Midstream Partners, L.P. (“Magellan”), Elk Merger Sub II, L.L.C. (“Elk Merger Sub II”) and EnLink Midstream Partners, LP (“EnLink” and, together with ONEOK Partners, ONEOK Partners Intermediate, Magellan and Elk Merger Sub II, the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Mizuho Securities USA LLC, Deutsche Bank Securities Inc., PNC Capital Markets LLC, TD Securities (USA) LLC, and Truist Securities, Inc., as representatives of the underwriters named therein (the “Underwriters”), with respect to the issuance and sale (the “Offering”) by ONEOK of $750 million aggregate principal amount of its 4.950% notes due 2032 (the “2032 Notes”), $1.0 billion aggregate principal amount of its 5.400% notes due 2035 (the “2035 Notes”), and $1.25 billion aggregate principal amount of its 6.250% notes due 2055 (the “2055 Notes” and, together with the 2032 Notes and the 2035 Notes, the “Notes”) and such Notes guaranteed by the Guarantors.

The Offering is expected to close on August 12, 2025, subject to customary closing conditions. As described in the prospectus supplement, dated August 6, 2025, ONEOK intends to use the net proceeds from the Offering to repay all of its outstanding commercial paper, and repay in full at maturity its senior notes due September 15, 2025, together with any accrued and unpaid interest to the date of repayment. ONEOK intends to use any remaining net proceeds from the Offering for general corporate purposes, which may include the repayment of outstanding indebtedness, including the repurchase or redemption of existing notes.

The Underwriting Agreement contains customary representations, warranties and agreements by ONEOK and the Guarantors, and customary conditions to closing, indemnification obligations of each of ONEOK and the Guarantors, on the one hand, and the Underwriters, on the other hand, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Affiliations

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for ONEOK or its subsidiaries for which they will receive customary fees. Certain of the Underwriters, or their respective affiliates, are also agents and/or lenders under ONEOK’s credit facilities, dealers under ONEOK’s commercial paper program and holders of ONEOK’s senior notes.

U.S. Bank Trust Company, National Association, as trustee of the Notes (the “Trustee”), and certain of its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial and investment banking services for ONEOK or the Guarantors for which they received or will receive customary fees and expenses. The Trustee is a lender under ONEOK’s credit facility and an affiliate of the Trustee is an Underwriter.

Item 7.01	Regulation FD Disclosure.

ONEOK issued a news release on August 6, 2025, announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 6, 2025, among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership, Magellan Midstream Partners, L.P., Elk Merger Sub II, L.L.C., EnLink Midstream Partners, LP and Mizuho Securities USA LLC, Deutsche Bank Securities Inc., PNC Capital Markets LLC, TD Securities (USA) LLC, and Truist Securities, Inc., as representatives of the underwriters named therein.

99.1	News release issued by ONEOK, Inc. dated August 6, 2025.

104	Cover page interactive data file (embedded within the Inline XBRL document and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEOK, INC.

Date: August 8, 2025	By:	/s/ Walter S. Hulse III
	Name:	Walter S. Hulse III
	Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development